PRESS RELEASE

195 Montague Street • Brooklyn, New York 11201
Independence Community Bank Corp. to be Acquired by Sovereign
Bancorp in Cash Transaction at $42 per Share
Independence President Alan H. Fishman to Become President and COO Of Sovereign Bank
and Chairman and CEO of Sovereign Bank’s Metro New York Market Division
BROOKLYN, NY, and PHILADELPHIA, PA, Monday, October 24, 2005 -— Independence Community Bank Corp. (“Independence”) (NASDAQ: ICBC), and Sovereign Bancorp, Inc. (“Sovereign”) (NYSE: SOV), parent company of Sovereign Bank, announced today they have reached a definitive agreement for Sovereign to acquire 100% of Independence Community Bank Corp. of Brooklyn, New York, for $42 per share in cash, representing an aggregate transaction value of $3.6 billion.
Independence has $18.5 billion in assets and is a leading community bank and multifamily lender in the Metro New York area. The combined company, with over $80 billion in assets, solidifies Sovereign’s position among the top 10 banks in the northeastern United States and the top 20 banks in the entire country. This transaction gives Sovereign the No. 9 deposit market share in the very attractive Metro New York market.
Simultaneously, Sovereign announced that it has reached an agreement with Grupo Santander, the 9th largest bank in the world as ranked by market capitalization, whereby the Madrid, Spain-based banking group will become Sovereign’s financial partner and largest shareholder through the purchase of approximately 90 million shares for $2.4 billion in cash at a purchase price of $27 per share.
Independence President & CEO Alan H. Fishman said, “Sovereign is an outstanding partner for our employees, customers and communities. They share our vision of unmatched customer service. With Sovereign’s and Santander’s support, this partnership will provide greater resources to expand our presence in our key markets and enhance our growth and profitability using our proven successful business model.”
Jay Sidhu, Sovereign Bancorp’s Chairman, President and Chief Executive Officer, said, “The acquisition of Independence is a logical next step, as it allows us to enter the last large market within our northeastern footprint where we did not previously have a presence. As the No. 9 bank in the New York metro market, we will be a leader in the most dynamic banking market in the United States. Our strengths, in consumer and commercial banking, can only add to the compelling franchise Independence has built and add to our revenue stream. We expect to execute long-term contractual relationships with the senior management of Independence to motivate them to continue to build the company profitably,” added Sidhu.
Mr. Sidhu will continue to be Chairman, President and CEO of Sovereign Bancorp. Mr. Fishman, currently President and CEO of Independence, will become President and COO of Sovereign Bank and Chairman and CEO of the Metro New York Market. In addition, an Independence outside director is expected to join Sovereign’s board.

The acquisition of Independence is subject to approval by the shareholders of Independence. Both transactions are also subject to approval by various regulatory authorities, and are expected to close on or about July 1, 2006.
Merrill Lynch & Co. was financial advisor and provided a fairness opinion to Independence. Lehman Brothers provided a fairness opinion to Independence. Simpson Thacher & Bartlett LLP acted as legal advisor.
Citigroup Corporate and Investment Banking acted as principal financial advisor to Sovereign. Sovereign used two additional financial advisors, Bear, Stearns & Co. Inc. and JP Morgan Chase, to provide advice on certain other aspects. Stevens & Lee acted as legal advisor.
Interested parties may participate in conference call to be held at 9:00 a.m. ET on Tuesday, October 25, 2005 by dialing 800-464-9103. A telephonic replay will be available starting at 11:00 am ET on October 25, by dialing 800-642-1687, conference id # 1853067.
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Independence Community Bank Corp. (“Independence”) (NASDAQ: ICBC), is the holding company for Independence Community Bank. The Bank, originally chartered in 1850, currently operates 123 branches located in the greater New York City metropolitan area, which includes the five boroughs of New York City, Nassau and Suffolk Counties and New Jersey. At its banking offices located on Staten Island, the Bank conducts business as SI Bank & Trust, a division of Independence Community Bank. The Bank has three key business divisions, Commercial Real Estate Lending, Consumer Banking and Business Banking, and actively targets small and mid-size businesses. The Bank maintains its community orientation by offering its diverse communities a wide range of financial products and by emphasizing customer service, superior value and convenience. The Bank’s web address is http://www.myindependence.com.
Sovereign Bancorp, Inc., (“Sovereign”) (NYSE: SOV), is the parent company of Sovereign Bank, a $60 billion financial institution with more than 650 community banking offices, over 1,000 ATMs and approximately 10,000 team members with principal markets in the Northeast United States. Sovereign offers a broad array of financial services and products including retail banking, business and corporate banking, cash management, capital markets, trust and wealth management and insurance. Sovereign is the 19th largest banking institution in the United States. For more information on Sovereign Bank, visit <http://www.sovereignbank.com> or call 1-877-SOV-BANK.
Santander (SAN.MC, STD.N) is the 9th largest bank in the world by market capitalization and the largest in the Euro Zone. Founded in 1857, Santander has 63 million customers, 10,099 offices and a presence in over 40 countries. It is the largest financial group in Spain and Latin America, and is a major player elsewhere in Europe, including the United Kingdom through its Abbey subsidiary and Portugal, where it is the third largest banking group. Through Santander Consumer it also operates a leading consumer finance franchise in Germany, Italy, Spain and nine other European countries. In 2004, Santander recorded 3.6 billion euro in net attributable profits. In Latin America, Santander manages over US$130 billion in business volumes (loans, deposits and off-balance sheet assets under management) through 4,100 offices in 10 countries.
For Information, Call Frank W. Baier, Chief Financial Officer, Independence Community Bank (718) 923-3506
For Media Information — Independence — Michael Armstrong, 718-722-5348, marmstrong@icbny.com
Sovereign — EdShultz, 610-378-6159, eshultz1@sovereignbank.com
Note: This news release contains certain financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The Company’s management uses these non-GAAP measures in its analysis of the Company’s performance. These measures typically adjust GAAP performance measures to exclude the effects of significant gains or losses that are unusual in nature or non-recurring. Because these items and their impact on the Company’s performance are difficult to predict, management believes that presentations of financial measures excluding the impact of these items provide useful supplemental information that is essential to a proper understanding of the operating results of the Company’s business. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures which may be presented by other companies.

Statements contained in this release which are not historical facts are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors. Words such as “expect”, “feel”, “believe”, “will”, “may”, “anticipate”, “plan”, “estimate”, “intend”, “should”, and similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to, financial projections and estimates and their underlying assumptions; statements regarding plans, objectives and expectations with respect to future operations, products and services; and statements regarding future performance. Such statements are subject to certain risks and uncertainties, many of which are difficult to predict and generally beyond the control of the Company, that could cause actual results to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (1) growth opportunities may not be fully realized or may take longer to realize than expected; (2) operating costs may be greater than expected; (3) competitive factors which could affect net interest income and non-interest income and general economic conditions which could affect the volume of loan originations, deposit flows and real estate values; (4) the levels of non-interest income and the amount of provisions for loan losses as well as other factors discussed in the documents filed by the Company with the Securities and Exchange Commission from time to time. The Company undertakes no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.
This communication is being made in respect of the proposed merger transaction involving Independence Community Bank Corp., Sovereign and Iceland Acquisition Corp. In connection with the proposed transaction, Independence Community Bank Corp. will be filing a proxy statement and relevant documents concerning the transaction with the Securities and Exchange Commission (“SEC”). STOCKHOLDERS OF INDEPENDENCE COMMUNITY BANK CORP. ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders can obtain free copies of the proxy statement and other documents when they become available by contacting Investor Relations at www.myindependence.com or by mail at Independence Community Bank Corp. Investor Relations, 195 Montague St., Brooklyn, NY 11201, or by Telephone: 718-722-5400. In addition, documents filed with the SEC by Independence Community Bank Corp. are available free of charge at the SEC’s web site at www.sec.gov.
Independence Community Bank Corp. and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Independence Community Bank Corp. in connection with the proposed transaction. Information regarding the special interests of these directors and executive officers in the proposed transaction will be included in the proxy statement of Independence Community Bank Corp. described above. Information regarding Independence Community Bank Corp.’s directors and executive officers is also available in its proxy statement for its 2005 Annual Meeting of Stockholders, which was filed with the SEC on April 18, 2005. This document is available free of charge at the SEC’s web site at www.sec.gov and from Investor Relations at Independence Community Bank Corp. as described above.

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